EXECUTION COPY

                             SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE dated as of July 1, 2001, between AGWAY FINANCIAL CORPORATION, a Delaware corporation (the "Company"), AGWAY INC., a Delaware corporation (the "Successor Company") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee").


                                   Background
                                   ----------

     1. The Company and the Trustee (as successor to the prior trustees, Mellon Bank, FSB and Key Bank of New York) are parties to (i) an indenture dated as of September 1, 1986 (the "First AFC Indenture"), (ii) an indenture dated as of
August 24, 1987 (the "Second AFC Indenture"), (iii) an indenture dated as of August 23, 1988 amended by a supplemental indenture dated as of October 14, 1988 (the "Third AFC Indenture") and (iv) an indenture dated as of August 23, 1989 amended by a supplemental indenture dated as of August 24, 1992 (the "Fourth AFC Indenture") each relating to certain indenture securities issued by the Company (the First AFC Indenture, the Second AFC Indenture, the Third AFC Indenture and the Fourth AFC Indenture are collectively referred to as the "AFC Indentures"and the securities issued thereunder are referred to as the "Certificates").

     2. The Company and the Trustee (as successor to the prior trustees, Mellon Bank, FSB and Key Bank of New York) are also parties to a supplemental indenture dated as of October 1, 1986 (the "Agway Supplemental Indenture") which amends
(a) an indenture  dated as of  September 1, 1976 (the "First Agway  Indenture"),
(b) an indenture dated as of September 1, 1978 (the "Second Agway Indenture") and (c) an indenture dated as of September 1, 1985 (the "Third Agway Indenture") each relating to certain indenture securities initially issued by the Successor Company but whose obligations were assumed by the Company pursuant to the Agway Supplemental Indenture (the First Agway Indenture, the Second Agway Indenture and the Third Agway Indenture are collectively referred to as the "Agway Indentures" and the securities issued thereunder are also referred to as the "Certificates").

     3. Section 5.01 of the AFC Indentures provides that the Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to any person unless:

                (1)   the person is a corporation;

                (2) the person assumes by supplemental indenture all the obligations of the Company under the Certificates and this AFC Indentures; and

                (3)   immediately after the transaction no Default exists.

     4. Section 12.01 of the Agway Indentures provides that nothing contained in the indenture or in any of the debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations(whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or transfer (or successive sales or transfers) of the property and assets of the Company (or of its successor or successors) as an entirety or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale or transfer, the due and punctual payment of the principal of and interest on all of the debentures, according to their tenor, and the due and punctual payment of the principal of and interest on all of the terms, covenants and conditions of this indenture to be kept or performed by the Company, shall be expressly assumed, by indenture supplemental hereto, satisfactory in form to the Trustee, executed and delivered to the Company shall have been merged, or by the corporation which shall have acquired such property and assets. In the event of any such sale or transfer, the predecessor Company may be dissolved, wound up and liquidated at any time thereafter.

     5. The Company and the Successor Company have entered into an agreement pursuant to which the Company will be merged with and into the Successor Company, with the Successor Company being the surviving entity.

     6. In accordance with Section 5.01 of the AFC Indentures and Section 11.01 of the Agway Indentures, the Successor Company intends by this Supplemental Indenture to assume all of the obligations of the Company under the Certificates and the AFC Indentures.

     Each party agrees as follows for the benefit of the other party and to the equal and ratable benefit of the holders of the Certificates:

     Section 1. The Successor Company hereby assumes all the obligations of the Company under the Certificates, the AFC Indentures and the Agway Indentures.

     Section 2. The form of Certificate attached to the AFC Indentures as Exhibit A and the form of Certificate attached to the Agway Supplemental Indenture as Exhibits A and C are amended to substitute "Agway Inc." for "Agway Financial Corporation" wherever such words appear therein. Each reference to the Company in the AFC Indentures and the Certificates shall be deemed to refer to the Successor Company, as successor by merger to the Company. The term "Company" under Section 1.01 of the Agway Indentures shall refer hereafter to Agway Inc. as the successor to Agway Financial Corporation under the Agway Indentures and to Agway Financial Corporation's successors and assigns.

     Section 3. Section 2.14 of the AFC Indentures and Section 4 of the Agway Supplemental Indenture shall be deleted and the form of Certificates to be issued after the date hereof will not include the Guarantee of Agway Inc.

     Section 4. From the date hereof, (i) all indenture securities hereafter issued, including those issued pursuant to the reinvestment options available under the Third Agway Indenture and the AFC Indentures, will be issued under such indenture as amended hereby and will be in the form of Exhibit A attached to this Supplemental Indenture and (ii) all indenture securities hereafter issued under the First Agway Indenture and the Second Agway Indenture will be issued under such indentures as amended hereby and will be in the form of Exhibit B, attached hereto.

     Section 5. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.




                                          SIGNATURES:

Dated:  July 2, 2001                      AGWAY INC.


                                          By:      /s/ Peter J. O'Neill
                                             -----------------------------------
                                                       Peter J. O'Neill

                                          Its:   Senior Vice President
Attest:
   /s/ Barbara Saltsman
---------------------------------






Dated:  July 2, 2001                      AGWAY FINANCIAL CORPORATION


                                          By:      /s/ Peter J. O'Neill
                                             -----------------------------------
                                                       Peter J. O'Neill

                                          Its:   Senior Vice President
Attest:
   /s/ Barbara Saltsman
---------------------------------

Dated:  July 2, 2001                      THE CHASE MANHATTAN BANK, as Trustee


                                          By:      /s/ Kathleen E. Perry
                                             -----------------------------------
                                                       Kathleen E. Perry

                                          Its:     Vice President
Attest:
   /s/ Diane Darconte
---------------------------------

                                                                  EXECUTION COPY

                                   AGWAY INC.

                           AGWAY FINANCIAL CORPORATION

                              OFFICER'S CERTIFICATE

     The undersigned, Peter J. O'Neill, formerly the Vice President of Agway Financial Corporation, a Delaware corporation which has been merged into Agway Inc., a Delaware corporation (the "Company"), and the current Senior Vice President of the Company, certifies the following at the request of The Chase Manhattan Bank ("Trustee") pursuant to Section 11.04 of the indentures dated as of September 1, 1986, August 24, 1987, August 23, 1988, and August 23, 1989, as amended, between Agway Financial Corporation and the Trustee (the "AFC Indentures") and pursuant to Section 12.03 of the indentures dated as of September 1, 1976, dated as of September 1, 1978, and September 1, 1985, as amended, between Agway Inc. and the Trustee (the "Agway Indentures"):

     1. Attached  hereto as Exhibits A-1 and A-2 are true and complete copies of
                            ------------     ---
the Certificate of Incorporation and Bylaws of Agway Financial Corporation in effect prior to the merger with the Company.

     2. Attached  hereto as Exhibits B-1 and B-2 are true and complete copies of
                            -------- ---     ---
the Certificate of Incorporation and Bylaws of the Company in effect prior to and following the merger with Agway Financial Corporation together with all amendments thereto through the date hereof.

     3.  Attached  hereto  as  Exhibit  C is a true  and  complete  copy  of the
                               -------  -
resolution duly adopted by the Board of Directors of the Company at a Board meeting duly called and held and at which quorum was present at all times authorizing the execution, delivery and performance of the supplemental indenture dated as of July 1, 2001 (the "Supplemental Indenture"), allowing the succession of the Company to the obligations of Agway Financial Corporation under Section 5.01 of each of the AFC Indentures and Section 12.01 of each of the Agway Indentures.

     4. Attached  hereto as Exhibit D is the Certificate of Ownership and Merger
                            ------- -
Merging  Agway  Financial  Corporation  with and into Agway Inc.  dated June 21,
2001.

     5. The purpose of the Merger was to implement in part a corporate restructuring to increase the overall profitability of Agway Inc. and its subsidiaries.

     6. Based upon my review and consideration of all of the documents referred to herein and such other documents as I have deemed necessary, including (i) the relevant provisions of the Indentures, and (ii) the opinion of Sutherland Asbill & Brennan LLP dated as of July 2, 2001 as it relates to compliance with Section
9.01 of the AFC Indentures and Section 11.01 of the Agway Indentures of the amendment to the AFC Indentures and the Agway Indentures by the Supplemental Indenture dated as of July 1, 2001, all conditions precedent to the amendment of the AFC Indentures and Agway Indentures by the Supplemental Indenture have been satisfied.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 2nd day of July, 2001.

                                                     AGWAY FINANCIAL CORPORATION

                                                     By: /s/ Peter J. O'Neill
                                                         ---------------------
                                                             Peter J. O'Neill


                                                     Its:    Vice President


                                                     AGWAY INC.

                                                     By: /s/ Peter J. O'Neill
                                                          ---------------------
                                                             Peter J. O'Neill


                                                     Its: Senior Vice President


[SEAL]

                                    EXHIBIT A

                              (Face of Certificate)


No.                                                             $
    ---------------                                              ---------------

                                   AGWAY INC.

promises to pay to                                               ,
                   ----------------------------------------------
or registered assigns, the principal sum of                Dollars ($       ) on
                                            --------------           --------
                                        SERIES
                                              ----------

     Subordinated Series       [If Sold to Agway, Inc. Cooperative Members only
                         -----  -----------------------------------------------
         Insert - Member]
         ------
         Money Market Certificates
         (Minimum    per annum) Due                    , 19
                  --                -------------------    --
         Interest Payment (and Record) Dates:
                  January 1 and July 1

Dated:             ,
        -----------  -----

Authenticated:
THE CHASE MANHATTAN BANK                            AGWAY INC.
         as Trustee



By:                                         By:
   -------------------------                   -----------------------------
         Authorized Officer                        Treasurer



                                        Attest:
                                               ------------------------------
                                                   Assistant Secretary (Seal)

                              (Back of Certificate)

                                   AGWAY INC.
                Subordinated       [If applicable insert Member]
                             -----  --------------------
                            Money Market Certificates
               (Minimum    per annum) Due
                        --                ------------------------

     1. Interest.  Agway Inc. ("Company"),  a Delaware corporation,  promises to
        --------
pay interest on the principal amount of this Certificate at the rate of which is
greater of             percent  per annum or [if  applicable,  insert - one-half
            ---------
percent (1/2%) below] the "Treasury Bill Rate" or "Alternate Rate." In addition, the Company reserves the right to pay such additional amounts of interest as the Company, in its sole discretion, may determine. The Company will pay interest semiannually at January 1 and July 1 of each year. Interest on the Certificates will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first day of the first full month following the date of issuance of this Certificate. Interest will be computed on the basis of a 364-day year of 52 weeks.

     The "Treasury Bill Rate" for each semi-annual interest payment date shall be the arithmetic average of the weekly per annum auction average discount rates at issue date for United States Treasury bills with maturity of twenty-six (26) weeks, during the period June 1 to November 30, inclusive, for the January 1 Interest Payment Date or during the period December 1 to May 31, inclusive, for the July 1 Interest Payment Date, as published weekly by the Federal Reserve Board. The Treasury Bill Rate will be rounded to the nearest one hundredth of a percentage point.

     If the Federal Reserve Board shall not publish the weekly per annum auction average discount rate, the Company shall select a publication of such rate by any Federal Reserve Bank or any U.S. Government department or agency.

     In the event that the Company determines in good faith that for any reason no Treasury Bill Rate, as provided above, can be determined for the periods June 1 to November 30, inclusive, or December 1 to May 31, inclusive, the "Alternate Rate" will be substituted. The "Alternate Rate" for each semi-annual Interest Payment Date shall be the arithmetic average of the weekly per annum auction average discount rates, market discount rates or stated interest rates for comparable issue(s) of securities as is selected by the Company, with the concurrence of the Trustee, during the period June 1 to November 30, inclusive, for the January 1 Interest Payment Date or during the period December 1 to May 31, inclusive for the July 1 Interest Payment Date. The Alternate Rate will be rounded to the nearest one hundredth of a percentage point.

     In the event that the Company determines in good faith that for any reason neither the Treasury Bill Rate nor Alternate Rate can be determined for the periods June 1 to November 30, inclusive, or December 1 to May 31, inclusive,
then the rate of interest shall be           percent (     %) per annum.
                                   ---------          -----
     2.  Optional  Interest  Reinvestment.  At the time of  application  for the
         --------------------------------
purchase of the Certificate or at anytime thereafter, the Certificateholder may make a revocable election to have all semi-annual interest payments added to and increase the principal amount of the Certificates as of each interest payment date. The amount of interest due on each January 1 and July 1 will be computed based upon the principal amount of each Certificate plus any amounts previously added to the principal amount under this paragraph. The Certificateholder may revoke this election at any time, such revocation effective on the date when the revocation is actually received by the Company, and all subsequent payments of interest shall be paid to the registered Certificateholder.

     3.  Payment of  Principal  and Accrued  Interest.  Holders  must  surrender
         --------------------------------------------
Certificates to a Paying Agent to collect principal payments. Payment will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts; however, payment may be made by check payable in such money mailed to the Certificateholder's registered address.

     4. Paying  Agent and  Registrar.Initially, the Company will act as a Paying
        ----------------------------
Agent and Registrar. The Company may change any Paying Agent, Registrar, or co-registrar without notice.

     5. Indenture.  The Company issued the Certificates under an Indenture dated
        ---------
as of August 23, 1989 ("Indenture") between the Company and the Trustee. The terms of the Certificates include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sub section 77aaa et seq.) as in effect on the date of Indenture. The
              -- ---
Certificate is subject to all such terms, and Certificateholders are referred to the Indenture and the Act for a statement of such terms. This Certificate is one of the series of unsecured general obligations of the Company designated on the
face hereof limited to          dollars ($       ) in aggregate principal amount
                       ---------         --------
(net of accrued interest).

     6. Optional Redemption.  The Company may redeem all the Certificates at any
        -------------------
time or some of them from time to time at the principal face amount, plus accrued interest to the redemption date. The notice of redemption to the Certificateholders of the Certificates to be redeemed in whole or in part under this paragraph shall be given by mailing a notice of such redemption not less than thirty nor more than ninety days prior to the date fixed for redemption to their last addresses as they shall appear on the registered books of the Company.

     7.  Subordination.  The Certificates are subordinated to Senior Debt, which
         -------------
is any Debt of the Company except subordinated Debt specified in the Indenture and Debt that by its terms is not senior in right of payment to the Certificates. A Debt is any indebtedness for borrowed money or any guarantee of such indebtedness. To the extent provided in the Indenture, Senior Debt must be paid before the Certificates may be paid. The Company agrees, and each Certificateholder by accepting a Certificate agrees, to the subordination and authorizes the Trustee to give it effect.

     8. Denominations,  Transfer,  Exchange.  The Certificates are in registered
        -----------------------------------
form without coupons in denominations of $             and any integral multiple
                                          ------------
thereof  or in amounts  acceptable  to the  Company.  [If the  Certificate  is a

Subordinated Member Money Market Certificate, insert "This Certificate is not transferable by the registered holder thereof except by will or by operation of law.][If the Certificate is not a Subordinated Money Market Certificate but its transferability is limited by the applicable supplemental indenture or Board of Directors resolution, describe the limitation on transferability.] In the event of a permissible transfer, such transfer of Certificates may be registered and Certificates may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Certificate or portion of a Certificate selected for redemption. Also, it need not exchange or register the transfer of any Certificates for a period of 15 days before a selection of Certificates to be redeemed.

     9. Persons Deemed Owners.  The  registered  holder of a Certificate  may be
        ---------------------
treated as its owner for all purposes.

     10. Amendments and Waivers. Subject to certain exceptions, the Indenture or
         ----------------------
the Certificates may be amended with the consent of the holders of at least 66-2/3% in principal amount of the Certificates, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Certificates. Without the consent of any Certificateholder, the Indenture or the Certificates may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Certificateholders or to make any change that does not adversely affect the rights of any Certificateholder.

     11.  Defaults  and  Remedies.  If an Event of  Default,  as  defined in the
          -----------------------
Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Certificates may declare all the Certificates to be due and payable immediately. Certificateholders may not enforce the Indenture or the Certificates except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Certificates. Subject to certain limitations, holders of a majority in principal amount of the Certificates may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Certificateholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

     12. Trustee  Dealings with Company.  The Chase  Manhattan Bank, the Trustee
         ------------------------------
under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     13.  No  Recourse  Against  Others.  A  director,   officer,   employee  or
          -----------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Certificates or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Certificateholder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

     14. Authentication. This Certificate shall not be valid until authenticated
         --------------
by the manual signature of the Trustee or an authenticating agent.

     15.  Abbreviations.  Customary  abbreviations  may be used in the name of a
          -------------
Certificateholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to MInors Act).


     THE COMPANY WILL FURNISH TO ANY CERTIFICATEHOLDER UPON WRITTERN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, AS AMENDED WHICH HAS IN IT THE TEXT OF THE CERTIFICATE IN LARGER TYPE. REQUESTS MAY BE MADE TO: TREASURER, AGWAY INC., [100 WEST TENTH STREET, WILMINGTON, DELAWARE 19801.]

                                    EXHIBIT B

                              (Face of Certificate)


No.                                                             $
    ---------------                                              ---------------

                                   AGWAY INC.

promises to pay to                                               ,
                   ----------------------------------------------
or registered assigns, the principal sum of              Dollars ($         ) on
                                            -------------          ---------

                [Insert appropriate description of Debt Securities] Interest Payment (and Record) Dates:
                  January 1 and July 1

Dated:             ,
        -----------  -----

Authenticated:
THE CHASE MANHATTAN BANK                    AGWAY INC.
         as Trustee



By:                                         By:
   -------------------------                   -----------------------------
         Authorized Officer                            Vice President



                                            Attest:
                                                   -------------------------
                                                   Assistant Secretary (Seal)



                              (Back of Certificate)

                                   AGWAY INC.
               [Insert appropriate description of Debt Securities]

     1. Interest. Agway Inc. ("Company"), a Delaware corporation promises to pay
        --------
interest on the principal amount of this Certificate at the rate of [insert appropriate rate] per annum. In addition, the Company reserves the right to pay such additional amounts of interest as the Company, in its sole discretion, may determine. The Company will pay interest semiannually at January 1 and July 1 of each year. Interest on the Certificates will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first day of the first full month following the date of issuance of this Certificate. Interest will be computed on the basis of a 364-day year of 52 weeks.

     2.  Payment of  Principal  and Accrued  Interest.  Holders  must  surrender
         --------------------------------------------
Certificates to a Paying Agent to collect principal payments. Payment will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts; however, payment may be made by check payable in such money mailed to the Certificateholder's registered address.

     3. Paying Agent and Registrar.  Initially, the Company will act as a Paying
        ---------------------------
Agent and Registrar. The Company may change any Paying Agent, Registrar, or co-registrar without notice.

     4. Indenture.  The Company issued the Certificates under an Indenture dated
        ---------
as of [Insert appropriate date] ("Indenture") as amended by a Supplemental Indenture dated October 1, 1986 between the Company and the Trustee. The terms of the Certificates include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sub section 77aaa et seq.)as in effect on the date of Indenture.The Certificates are subject to all such terms, and Certificateholders are referred to the Indenture and the Act for a statement of such terms. The Certificates are
unsecured general obligations of the Company limited to         dollars  [Insert
                                                        ---------
Appropriate  amount]  ($       ) in aggregate  principal  amount (net of accrued
                        -------
interest).

     5. Optional Redemption.  The Company may redeem all the Certificates at any
        --------------------
time or some of them from time to time at the principal face amount, plus accrued interest to the redemption date. The notice of redemption to the Certificateholders of the Certificates to be redeemed in whole or in part under this paragraph shall be given by mailing a notice of such redemption not less than thirty nor more than ninety days prior to the date fixed for redemption to their last addresses as they shall appear on the registered books of the Company.

     6.  Subordination.  The Certificates are subordinated to Senior Debt, which
         -------------
is any Debt of the Company except subordinated Debt specified in the Indenture and Debt that by its terms is not senior in right of payment to the Certificates. A Debt is any indebtedness for borrowed money or any guarantee of such indebtedness. To the extent provided in the Indenture, Senior Debt must be paid before the Certificates may be paid. The Company agrees, and each Certificateholder by accepting a Certificate agrees, to the subordination and authorizes the Trustee to give it effect.

     7. Denominations,  Transfer,  Exchange.  The Certificates are in registered
        -----------------------------------
form without coupons in  denominations  of  $             or in such incremental
                                             ------------
amounts in excess of  $            as the Company  shall  accept,  and multiples
                       ----------
thereof. The transfer of Certificates may be registered and Certificates may be exchanged as provided in the Indenture. [Insert for Member Certificates only:
The Certificate is not transferable by the registered holder except by will or by operation of law.] The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Certificate or portion of a Certificate selected for redemption. Also, it need not exchange or register the transfer of any Certificates for a period of 15 days before a selection of Certificates to be redeemed.

     8. Persons Deemed Owners.  The  registered  holder of a Certificate  may be
        ---------------------
treated as its owner for all purposes.

     9. Amendments and Waivers. Subject to certain exceptions,  the Indenture or
        ----------------------
the Certificates may be amended with the consent of the holders of at least 66-2/3% in principal amount of the Certificates, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Certificates. Without the consent of any Certificateholder, the Indenture or the Certificates may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Certificateholders or to make any change that does not adversely affect the rights of any Certificateholder.

     10.  Defaults  and  Remedies.  If an Event of  Default,  as  defined in the
          -----------------------
Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Certificates may declare all the Certificates to be due and payable immediately. Certificateholders may not enforce the Indenture or the Certificates except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Certificates. Subject to certain limitations, holders of a majority in principal amount of the Certificates may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Certificateholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

     11. Trustee  Dealings with Company.  The Chase  Manhattan Bank, the Trustee
         -------  -------- ---- --------
under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     12.  No  Recourse  Against  Others.  A  director,   officer,   employee  or
          --  --------  -------  -------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Certificates or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Certificateholder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

     13. Authentication. This Certificate shall not be valid until authenticated
         ---------------
by the manual signature of the Trustee or an authenticating agent.

     14.  Abbreviations.  Customary  abbreviations  may be used in the name of a
          --------------
Certificateholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to MInors Act).

     THE COMPANY WILL FURNISH TO ANY CERTIFICATEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, AS AMENDED WHICH HAS IN IT THE TEXT OF THE CERTIFICATE IN LARGER TYPE. REQUESTS MAY BE MADE TO: TREASURER, AGWAY INC., [100 WEST TENTH STREET, WILMINGTON, DELAWARE 19801.]